UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2010

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT		06811
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (203) 743-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01       Entry into a Material Definitive Agreement

Effective February 16, 2010, Ethan Allen Global, Inc. and Ethan Allen Retail, Inc., subsidiaries of Ethan Allen Interiors Inc. (collectively, the “Company”), amended its private label consumer credit card program, the Second Amended And Restated Private Label Consumer Credit Card Program Agreement between Ethan Allen Global, Inc., Ethan Allen Retail, Inc. and GE Money Bank, dated July 23, 2007, as amended (the “Agreement”).  The Agreement modified the program offerings to Ethan Allen clients to comply with recent changes in laws and made certain other changes to fees payable by the Company to GE Money Bank. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement, which will be filed in accordance with SEC rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: February 23, 2010	By:	/s/ David R. Callen
David R. Callen
Vice President, Finance and Treasurer